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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 10, 2001

                        Guaranty Federal Bancshares, Inc.
             (Exact name of registrant as specified in its charter)

       Delaware                                  43-1792717
      (State or other jurisdiction of           (I.R.S. employer
       incorporation or organization)            identification number)

                         Commission file number: 0-23325

                              1341 West Battlefield
                           Springfield, Missouri 65807
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (417) 520-4333

                                 Not applicable
          (Former name or former address, if changed since last report)

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                              INCLUDED INFORMATION

Item 5.  Other Events

Guaranty Federal Bancshares, Inc. ("Company"), the holding company of Guaranty Federal Savings Bank ("Bank"), announced that it had not recently authorized any material repurchases of the common stock of the Company in either private or public transactions. The board of directors stated that any attempts to effect a material repurchase of shares would have been unauthorized. The repurchase plan of the Company has been temporarily suspended.

Furthermore, the board of directors announced that the President and Chief Executive Officer of the Company and the Bank, James E. Haseltine, has resigned, effective immediately, from all positions held with the Bank and the Company. The board of directors has appointed Keith Noble as Acting President of the Company.

A copy of the press release issued by the Company on December 10, 2001 is attached as Exhibit 99.1 hereto and is incorporated herein by reference in its entirety.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit 99.1 Press release, issued on December 10, 2001, by Guaranty Federal Bancshares, Inc.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Guaranty Federal Bancshares, Inc.



                                               By: /s/ Keith Noble
                                                   ----------------------------
                                                   Keith Noble
                                                   Acting President
                                                   (principal executive officer)

Date:    December 13, 2001

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                                  EXHIBIT INDEX

Exhibit 99.1 Press release, issued on December 10, 2001, by Guaranty Federal Bancshares, Inc.